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                                                                     Exhibit 5-A

                   [Letterhead of Fulbright & Jaworski L.L.P.]

                                 October 5, 2000

Veritas DGC Inc.
3701 Kirby Drive, Suite #112
Houston, Texas 77098

Gentlemen:

         We have acted as counsel to Veritas DGC Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933 (the "Securities Act") of the sale of up to 3,450,000 shares of the Registrant's common stock, par value $.01 per share (the "Shares"). The sale of the Shares has been registered under the Registrant's Registration Statement on Form S-3 (Registration No. 333-86247). The Shares are being sold under a Prospectus Supplement filed October 5, 2000 with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, including the Prospectus dated September 26, 2000 (collectively, the "Prospectus", and that registration statement as amended and including the Prospectus, the "Registration Statement").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Registrant, as amended, the Bylaws of the Registrant, as amended, the records of relevant corporate proceedings with respect to the offering and issuance of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. We also have examined the Registration Statement.

         We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that, when issued on the terms described in the Prospectus, the Shares will be duly and validly issued, fully paid and nonassessable.

         The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws) and the federal laws of the United States of America, to the extent applicable.

         We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K for the purpose of incorporating this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/  FULBRIGHT & JAWORSKI L.L.P.
                                            Fulbright & Jaworski L.L.P.